                                                                 EXHIBIT 23.02

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 14, 2000 (except Note 12, as to which the date is March 15, 2000), in the concurrent offering Registration Statement (Form S-1) and related Prospectus of RealMed Corporation dated April 6, 2000.


                                       /s/ Ernst & Young LLP




Indianapolis, Indiana
March 31, 2000